EXHIBIT 10.1

PURCHASE AGREEMENT
by and among
Afinsa Bienes Tangibles, S.A. En Liquidación,
Auctentia, S.L.,
Spectrum Group International, Inc.
and
A-Mark Precious Metals, Inc.

Dated as of February 26, 2014

PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 26, 2014, by and among Afinsa Bienes Tangibles, S.A. En Liquidación, a Spanish corporation (“Afinsa”), Auctentia, S.L., a Spanish corporation (“Auctentia” and together with Afinsa, the “Selling Stockholders”), Spectrum Group International, Inc., a Delaware corporation (“SGI”), and A-Mark Precious Metals, Inc., a Delaware corporation (“A-Mark”) .
R E C I T A L S
WHEREAS, on July 14, 2006, Afinsa was placed into bankruptcy proceedings under the laws of Spain, and on May 5, 2011, the Commercial Court No. 6 (Bankruptcy Court) in Madrid, Spain (the “Bankruptcy Court”) entered an order, attached hereto as Exhibit A (the “Approval Order”), approving the liquidation of the assets owned by Afinsa, pursuant to which the trustees of Afinsa were directed to sell the shares of common stock, par value $0.01, of SGI (“SGI Common Stock”) held by Afinsa and Auctentia and the shares held by Auctentia of Spectrum PMI, Inc., a Delaware corporation; and
WHEREAS, on September 25, 2012, SGI, Afinsa and Auctentia consummated the transactions contemplated by the Securities Purchase Agreement, dated as of March 5, 2012 (as amended by Amendment No. 1 thereto, dated as of July 4, 2012, Amendment No. 2 thereto, dated as of September 14, 2012, and Amendment No. 3 thereto, dated as of September 18, 2012), pursuant to which SGI purchased from Afinsa and Auctentia an aggregate of 15,609,796.88 shares of SGI Common Stock, and all the shares of Spectrum PMI, Inc. owned by Auctentia, for an aggregate purchase price of $51,169,076.94 million; and
WHEREAS, Afinsa and Auctentia currently collectively hold 3,032,270.12 shares of SGI Common Stock; and
WHEREAS, SGI has announced that it will spin off the shares of common stock, par value $0.01, of A-Mark (“A-Mark Common Stock”) to the stockholders of SGI in a distribution of one share of A-Mark Common Stock for each four shares of SGI Common Stock (such transaction, the “Spinoff”); and
WHEREAS, it is anticipated that the Spinoff will occur on or about February 28, 2014, and under applicable rules and regulations any shares of SGI Common Stock sold or otherwise transferred on or before the date of the Spinoff, if sold or otherwise transferred following the record date for the Spinoff, will be accompanied by the right to receive from the seller or other transferor the shares of A-Mark Common Stock that are distributed in respect of the shares of SGI Common Stock so sold or transferred; and
WHEREAS, Afinsa proposes to sell to SGI 44,163.76 shares of SGI Common Stock (the Afinsa SGI Shares”) and Auctentia proposes to sell to SGI 2,988,106.36 shares of SGI Common Stock (the “Auctentia SGI Shares”), and SGI desires to purchase the Afinsa SGI Shares and the Auctentia SGI Shares from the Selling Stockholders, subject to the terms and conditions contained herein; and

WHEREAS, if the Spinoff shall have occurred, Afinsa proposes to sell to A-Mark any shares of A-Mark Common Stock received by Afinsa in the Spinoff (“Afinsa A-Mark Shares”) and Auctentia proposes to sell to A-Mark any shares of A-Mark Common Stock received by Auctentia in the Spinoff (“Auctentia A-Mark Shares” and, together with the Afinsa SGI Shares, the Afinsa A-Mark Shares and the Auctentia SGI Shares, the “Securities”); and
WHEREAS, in December 2003 Afinsa purchased certain items from SGI that were purported to have belonged to George Washington, including a chair and certain articles of clothing (all such items, collectively, the “Washington Collection”); and
WHEREAS, Afinsa desires to sell to SGI, and SGI desires to purchase from Afinsa, the entirety of the Washington Collection;
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:
Article I

DEFINITIONS; CONSTRUCTION
1.1    Definitions. Unless the context otherwise requires or as otherwise defined herein, capitalized terms used in this Agreement shall have the following meanings:
“A-Mark” is defined in the Preamble.
“A-Mark Common Stock” is defined in the recitals.
“A-Mark Portion of the Second Payment” is defined in Section 2.2(b)(ii).
“Afinsa” is defined in the Preamble.
“Afinsa A-Mark Shares” is defined in the recitals.
“Afinsa SGI Shares” is defined in the recitals.
“Agreement” is defined in the Preamble.
“Approval Order” is defined in the recitals.
“Auctentia” is defined in the Preamble.
“Auctentia A-Mark Shares” is defined in the recitals.
“Auctentia SGI Shares” is defined in the recitals.
“Bankruptcy Court” is defined the recitals.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any other day on which banks in the City and State of New York or the City of Madrid, Spain are permitted or required by applicable Law to be closed.
“First Closing” is defined in Section 2.1(a).
“First Payment” is defined in Section 2.2(a).
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction, including the Bankruptcy Court.
“Law” means any multinational, national, state, provincial or local law, statute, ordinance, regulation, rule, code or other requirement or rule of law or stock exchange rule, and any judgment, order, directive, injunction, writ, decree or award of any Governmental Authority.
“Lien” means any mortgage, charge, equitable interest, security interest, option, warrant, right to acquire, pledge, hypothecation, right of first offer or refusal, claim, lien, proxy, restriction on use, transferability, voting or transfer, or any other lien or encumbrance of any kind or nature whatsoever.
“Non-Breaching Party” is defined in Section 7.10.
“Outside Date” is defined in Section 6.1(b)(i).
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Proposals” is defined in Section 3.1(j).
“Purchase Price” is defined in Section 2.2.
“Representatives” means such Person’s affiliates, and its and their respective directors, officers, trustees, employees, partners, members, agents and consultants (including attorneys, financial advisors and accountants).
“Second Closing” is defined in Section 2.1(b).
“Second Payment” is defined in Section 2.2(b)(ii).
“Securities” is defined in the recitals.
“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholders” is defined in the Preamble.
“SGI” is defined in the Preamble.
“SGI Common Stock” is defined in the recitals.
“SGI Portion of the Second Payment” is defined in Section 2.2(b)(ii).
“Spinoff” is defined in the recitals.
“UCC” means the Uniform Commercial Code of the State of Delaware.
“Washington Collection” is defined in the recitals.
1.2    Construction. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision; (d) the terms “Article,” “Section,” and “Exhibit” refer to the specified Article or Section of or Exhibit to this Agreement; (e) the term “including” and other forms of such term, with respect to any matter or thing, mean “including but not limited to” such matter or thing; (f) all references to “dollars” or “$” refer to currency of the United States of America; and (g) when calculating the period of time within or following which any act is to be done, any notice is to be given or any other action is to be taken, the date which is the reference date in such period shall be excluded and if the last day of such period is not a Business Day, then such period shall end on the next succeeding day that is a Business Day. The exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The parties hereto acknowledge that each party hereto and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.
ARTICLE II

PURCHASE AND SALE; PURCHASE PRICE; CLOSING
2.1    Purchase and Sale. Subject to the terms and conditions, and in reliance upon the representations and warranties of the other party (or parties), set forth in this Agreement:
(a)    At a closing to occur concurrently with the execution and delivery of this Agreement (the “First Closing”):
(i)    Afinsa is selling, conveying, transferring, assigning and delivering good and valid title to one-half of the Afinsa SGI Shares (consisting of 22,081.88 shares of SGI Common Stock), and SGI is purchasing such shares from Afinsa free and clear of any and all Liens;
(ii)    Auctentia is selling, conveying, transferring, assigning and delivering good and valid title to one-half of the Auctentia SGI Shares (consisting of 1,494,053.18 shares of SGI Common Stock), and SGI is purchasing such shares from Auctentia free and clear of any and all Liens; and
(iii)    Afinsa is selling, conveying, transferring, assigning and delivering all of its right, title and interest in the Washington Collection to SGI, and SGI is purchasing the Washington Collection from Afinsa, free and clear of all Liens imposed with the consent of Afinsa;
provided that, for the avoidance of doubt, the sale, conveyance, transfer, assignment and delivery to SGI of the Afinsa SGI Shares and the Auctentia SGI Shares at the First Closing shall include the right to receive the shares of A-Mark Common Stock distributed in respect thereof in the Spinoff, and if and to the extent that the Selling Stockholders shall receive any such shares of A-Mark Common Stock in the Spinoff in respect of such Afinsa SGI Shares and Auctentia SGI Shares, the Selling Stockholders shall promptly deliver, in the manner provided in Section 2.3(b)(ii) and (iv), such shares of A-Mark Common Stock to SGI.
(b)    At a closing to occur on or prior to July 1, 2014, as provided in Section 2.3(b) (the “Second Closing”):
(i)    Afinsa shall sell, convey, transfer, assign and deliver good and valid title to the second one-half of the Afinsa SGI Shares (consisting of 22,081.88 shares SGI Common Stock), and SGI shall purchase such shares from Afinsa free and clear of any and all Liens; and if the Spinoff shall have occurred, Afinsa shall sell, convey, transfer and deliver good and valid title to all of the Afinsa A-Mark Shares, and A-Mark shall purchase such shares from Afinsa free and clear of any and all Liens; and
(ii)    Auctentia shall sell, convey, transfer, assign and deliver good and valid title to the second one-half of the Auctentia SGI Shares (consisting of 1,494,053.18 shares SGI Common Stock), and SGI shall purchase such shares from Auctentia free and clear of any and all Liens; and if the Spinoff shall have occurred, Auctentia shall sell, convey, transfer and deliver good and valid title to all of the Auctentia A-Mark Shares, and A-Mark shall purchase such shares from Afinsa free and clear of any and all Liens;
provided that, for the avoidance of doubt, if the Spinoff shall not have occurred prior to the time of the Second Closing, there shall be no sale and purchase of any shares of A-Mark Common Stock.
2.2    Purchase Price.

(a)    The aggregate purchase price hereunder (the “Purchase Price”) shall be $6,717,767.25, plus interest as set forth below, allocated as follows: $6,367,762.25 for the Securities; and $350,000 for Afinsa’s right, title and interest in the Washington Collection.
(b)    The Purchase Price shall be payable as follows:
(i)    $3,533,883.63 in connection with the First Closing (the “First Payment”), payable in cash by SGI concurrently with the execution of this Agreement by wire transfer of immediately available funds to an account or accounts heretofore specified by the Selling Stockholders; and
(ii)    $3,183,883.62 in connection with the Second Closing (the “Second Payment”), which shall be allocated, (x) if the Spinoff shall have occurred, $985,487.79 in respect of the shares of SGI Common Stock to be sold at the Second Closing (the “SGI Portion of the Second Payment”) and $2,198,395.83 in respect of the shares of A‑Mark Common Stock to be sold at the Second Closing (the “A-Mark Portion of the Second Payment”) or (y) if the Spinoff shall not have occurred, the entire Second Payment in respect of the shares of SGI Common Stock to be sold at the Second Closing, in each case plus simple interest at the rate of 4% per annum from and after the date hereof to and including the date of the Second Closing, by wire transfer of immediately available funds to an account or accounts specified by the Selling Stockholders at least two (2) Business Days prior to the date of the Second Closing.
2.3    Closings.
(a)The First Closing is being held concurrently with the execution of this Agreement, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York. At the First Closing:
(iii)    Afinsa is delivering, or causing to be delivered, to SGI (1) all certificates for, and evidence of ownership of, the shares of SGI Common Stock being sold by Afinsa at the First Closing held in certificate form, duly endorsed for transfer or accompanied by a duly executed stock power, and (2) to the extent any such shares are not held in certificate form, by credit to an account at The Depository Trust Company heretofore designated by SGI;
(iv)    Auctentia is delivering, or causing to be delivered, to SGI (1) all certificates for, and evidence of ownership of, the shares of SGI Common Stock being sold by Auctentia at the First Closing held in certificate form, duly endorsed for transfer or accompanied by a duly executed stock power, and (2) to the extent any such shares are not held in certificate form, by credit to an account at The Depository Trust Company heretofore designated by SGI;
(v)    Afinsa is delivering, or causing to be delivered, to SGI, a Bill of Sale evidencing the sale to SGI of Afinsa’s right, title and interest in the

Washington Collection, which is currently being held in SGI’s offices in Irvine, California;
(vi)    SGI is paying the First Payment to the Selling Stockholders in accordance with Section 2.2 and delivering to the Selling Stockholders such other documents and instruments required to be delivered by SGI under the terms of this Agreement, duly executed by SGI; and
(vii)    SGI is furnishing the Selling Stockholders with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement, including, without limitation, duly authorized resolutions of the board of directors of SGI consenting to the purchase of the Securities and the Washington Collection.
(a)    The Second Closing shall take place at 9:00 a.m. Eastern time on the fourth (4th) Business Day following notification thereof by SGI to A-Mark and the Selling Stockholders, but in no event later than July 1, 2014, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York. At the Second Closing:
(i)    Afinsa shall deliver, or cause to be delivered, to SGI (1) all certificates for, and evidence of ownership of, the shares of SGI Common Stock to be sold by Afinsa at the Second Closing held in certificate form, duly endorsed for transfer or accompanied by a duly executed stock power, and (2) to the extent any such shares are not held in certificate form, by credit to an account at The Depository Trust Company heretofore designated by SGI;
(ii)    If the Spinoff shall have occurred, Afinsa shall deliver, or cause to be delivered, to A-Mark (1) all certificates for, and evidence of ownership of, the shares of A-Mark Common Stock to be sold by Afinsa at the Second Closing held in certificate form, duly endorsed for transfer or accompanied by a duly executed stock power, and (2) to the extent any such shares are not held in certificate form, by credit to an account at The Depository Trust Company heretofore designated by SGI;
(iii)    Auctentia shall deliver, or cause to be delivered, to SGI (1) all certificates for, and evidence of ownership of, the shares of SGI Common Stock being sold by Auctentia at the Second Closing held in certificate form, duly endorsed for transfer or accompanied by a duly executed stock power, and (2) to the extent any such shares are not held in certificate form, by credit to an account at The Depository Trust Company heretofore designated by SGI;
(iv)    If the Spinoff shall have occurred, Auctentia shall deliver, or cause to be delivered, to A-Mark (1) all certificates for, and evidence of ownership of, the shares of A-Mark Common Stock being sold by Auctentia at the Second Closing held in certificate form, duly endorsed for transfer or accompanied by a duly executed stock power, and (2) to the extent any such shares are not held in certificate form, by credit to an account at The Depository Trust Company heretofore designated by SGI;

(v)    SGI shall pay SGI Portion of the Second Payment, plus interest as provided in Section 2.2, to the Selling Stockholders, in accordance with Section 2.2; and
(vi)    A-Mark shall pay the A-Mark Portion of the Second Payment plus interest as provided in Section 2.2, to the Selling Stockholders, in accordance with Section 2.2;
provided that, for the avoidance of doubt, if the Spinoff shall not have occurred prior to the time of the Second Closing, there shall be no delivery of any shares of A-Mark Common Stock, and the Second Payment, plus interest as provided in Section 2.2, shall be paid in its entirety by SGI.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Selling Stockholders. The Selling Stockholders, jointly and severally, hereby represent and warrant to SGI, and if the Spinoff shall have occurred, A-Mark, as follows:
(c)    Each Selling Stockholder is duly organized, validly existing and in good standing under the Laws of Spain and has all requisite corporate power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder.
(d)    This Agreement has been duly authorized, executed and delivered by each Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, including under the Approval Order which constitutes the Bankruptcy Court approval of the entry by the Selling Stockholders into an agreement of the type of this Agreement and the consummation of the transactions contemplated hereby.
(e)    As of the date hereof: (i) the Approval Order has been validly issued and remains in full force and effect; (ii) no actions or steps have been taken by the Selling Stockholders or by any third party that may affect the validity and enforceability of the Approval Order or of this Agreement and the transactions contemplated herein; and (iii) the execution and delivery of this Agreement by the Selling Stockholders and the consummation of the transactions herein contemplated in the terms and conditions provided for herein is duly authorized pursuant to the Approval Order. The performance of this Agreement and the consummation of the transactions contemplated herein will not be adversely affected by any appeal of the Approval Order.
(f)    The execution and delivery of this Agreement by each Selling Stockholder and the performance by it of the terms hereof and the consummation of the transactions herein contemplated do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or event that with the giving or notice or lapse of time would become a breach or default) under, (i) any of the organizational documents of such Selling Stockholder, (ii) any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or (iii) any Law applicable to such Selling Stockholder, except, in the case of the foregoing clauses (ii) and (iii), where any such breach or violation would not, individually or in the aggregate, prevent or materially delay such Selling Stockholder’s ability to meet or perform its obligations under this Agreement. No consent, approval, authorization or order of, or notice to or filing with, any court or Governmental Authority or any other Person, is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of the Securities being sold by each Selling Stockholder and the sale of the Washington Collection by Afinsa, except such as may be required under the Securities Act, state securities Laws or blue sky Laws.
(g)    Afinsa is the sole record and beneficial owner of the Afinsa SGI Shares to be sold hereunder, free and clear of all Liens. Auctentia is the sole record and beneficial owner of the Auctentia SGI Shares to be sold hereunder, free and clear of all Liens. Upon delivery of the Purchase Price as herein provided, at the First Closing or the Second Closing, as the case may be, SGI or A-Mark, as applicable will acquire good and valid title to all of the Securities, free and clear of any Lien (other than Liens created by SGI or A-Mark, as applicable); provided that in respect of the shares of A-Mark Common Stock to be sold by the Selling Stockholders at the Second Closing, the Selling Stockholders make no representation in this sentence other than that such shares were received as a distribution in the Spinoff and that such shares will be free and clear of any Lien imposed with the consent of the Selling Stockholders. The Securities to be sold by such Selling Stockholder represent all shares of SGI Common Stock owned by such Selling Stockholder and, if the Spinoff shall occur, all shares of A-Mark Common Stock that at the time of the Second Closing will be owned by such Selling Stockholder. It is understood and agreed that Afinsa is selling the Washington Collection on an “as is where is” basis, and that the Selling Stockholders are making no representations as to the Washington Collection, including with respect to title, authenticity or provenance, except that the Washington Collection is free and clear of any and all Liens imposed with the consent of Afinsa.
(h)    Upon SGI or A-Mark, as applicable, acquiring possession of the Securities to be sold by such Selling Stockholder and payment of the Purchase Price to SGI or A‑Mark, as applicable, SGI or A-Mark, as applicable (assuming it does not have notice of any “adverse claim” within the meaning of Section 8-105 of the UCC, to such Securities), will acquire all of such Selling Stockholder’s rights and interest in the respective Securities being acquired by SGI and A-Mark, as applicable, free of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC). Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of any other Person. Other than this Agreement, no Selling Stockholder (nor any of its affiliates) is party to or bound by any contracts, agreements, understandings or arrangements with any Person (including, any stockholder or voting agreements) relating to any of the Securities and there are no agreements, rights or other facts or circumstances relating to the Securities that may give rise to any “adverse claim” within the meaning of Section 8-105 of the UCC with respect to any of the Securities.

(i)    No broker, finder, investment banker or any other intermediary is entitled to receive from such Selling Stockholder any brokerage or finder’s fee or any other fee or commission in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of such Selling Stockholder.
(j)    The trustees of Afinsa have disclosed to current senior management of SGI all material information known to them regarding the tax and criminal proceedings in Spain involving Afinsa, Central de Compras Coleccionables S.L. and the former officers and directors of SGI that could reasonably be expected to adversely affect SGI’s business, results of operations, financial condition or price of SGI Common Stock.
(k)    The Selling Stockholders have knowledge of the business and affairs of SGI (including A-Mark), including by reason of representation on the board of directors of SGI, and are sophisticated and experienced in making, and are qualified to make, decisions with respect to investments and shares representing an investment decision like that involved herein, and have had the opportunity to request, receive, review and consider all information they deem relevant in making an informed decision to sell the Securities.
(l)    Except for the representations and warranties contained in this Agreement and the certificate delivered pursuant to Section 4.2, neither Selling Stockholder nor any other Person on behalf of such Selling Stockholder makes nor has made any other representation or warranty, express or implied, at law or in equity, in respect of the Securities, the Washington Collection, the financial condition of SGI (including A-Mark) or any information provided to SGI with respect to the Securities, and any such representation or warranty is hereby expressly disclaimed.
3.2    Representations and Warranties of SGI. SGI hereby represents and warrants to the Selling Stockholders as follows:
(b)    SGI is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to purchase the Securities.
(c)    This Agreement has been duly authorized, executed and delivered by SGI and constitutes a valid and binding agreement of SGI, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or event that with the giving or notice or lapse of time would become a breach or default) under, (i) the certificate of incorporation or bylaws of SGI, (ii) any material agreement or instrument to which SGI is a party or by which SGI is bound, or (iii) any Law applicable to SGI, except, in the case of the foregoing clauses (ii) and (iii) where any such breach or violation would not, individually or in the aggregate, prevent or materially delay SGI’s ability to meet or perform its obligations under this Agreement. No consent, approval, authorization or order of, or notice to or filing with a Governmental Authority or other Person is required for the execution, delivery and performance of this Agreement by SGI or for the consummation by it of the transactions contemplated hereby, including the purchase of the Securities, except such as may be required under the Securities Act, state securities Laws or blue sky Laws.
(d)    The current senior management of SGI has disclosed to the trustees of Afinsa all material information known to them regarding the tax and criminal proceedings in Spain involving Afinsa, Central de Compras Coleccionables, S.A., and the former officers and directors of SGI that could reasonably be expected to adversely affect SGI’s business, results of operations, financial condition or price of its SGI Common Stock.
(e)    No broker, finder, investment banker or intermediary is entitled to receive from SGI any brokerage or finder’s fee or any other fee or commission in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of SGI.
(f)    Except for the representations and warranties contained in this Agreement and the certificate delivered pursuant to Section 4.3, neither SGI nor any other Person on behalf of SGI makes nor has made any other representation or warranty, express or implied, at law or in equity, with respect to SGI or any information provided to the Selling Stockholders, and any such representation or warranty is hereby expressly disclaimed.
3.3    Representations and Warranties of A-Mark. A-Mark hereby represents and warrants to the Selling Stockholders as follows:
(a)    A-Mark is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to purchase the Securities.
(b)    This Agreement has been duly authorized, executed and delivered by A‑Mark and constitutes a valid and binding agreement of A-Mark, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or event that with the giving or notice or lapse of time would become a breach or default) under, (i) the certificate of incorporation or bylaws of A-Mark, (ii) any material agreement or instrument to which A-Mark is a party or by which A-Mark is bound, or (iii) any Law applicable to A-Mark, except, in the case of the foregoing clauses (ii) and (iii) where any such breach or violation would not, individually or in the aggregate, prevent or materially delay A-Mark’s ability to meet or perform its obligations under this Agreement. No consent, approval, authorization or order of, or notice to or filing with a Governmental Authority or other Person is required for the execution, delivery and performance of this Agreement by A-Mark or for the consummation by it of the transactions contemplated hereby, including the purchase of the Securities, except such as may be required under the Securities Act, state securities Laws or blue sky Laws.
(c)    No broker, finder, investment banker or intermediary is entitled to receive from A-Mark any brokerage or finder’s fee or any other fee or commission in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of A-Mark.
(d)    Except for the representations and warranties contained in this Agreement and the certificate delivered pursuant to Section 4.3, neither A-Mark nor any other Person on behalf of A-Mark makes nor has made any other representation or warranty, express or implied, at law or in equity, with respect to A-Mark or any information provided to the Selling Stockholders, and any such representation or warranty is hereby expressly disclaimed.
ARTICLE IV

CONDITIONS TO THE SECOND CLOSING
4.1    Conditions to the Obligations of SGI, A-Mark and Selling Stockholders. The obligations of SGI, A-Mark, if the Spinoff shall have occurred, and each Selling Stockholder to effect the Second Closing shall be subject to the following conditions:
(g)    all authorizations, consents, orders or permits of, or filings with, and the expirations of waiting periods required from (as applicable), any Governmental Authority shall have been filed, have occurred or been obtained and in full force and effect, and the effectiveness of the Approval Order shall not have been modified, reversed, vacated, stayed, restrained, or enjoined on the date of the Second Closing to the extent affecting the approval of the execution and performance of this Agreement and the consummation of the transactions contemplated herein; and
(h)    no provision of any applicable Law shall prohibit the consummation of any of the transactions contemplated at the Second Closing.
4.2    Additional Conditions to the Obligations of SGI and A-Mark. The obligations of SGI and, if the Spinoff shall have occurred, A-Mark to effect the Second Closing shall be subject to the following additional conditions:
(e)    the representations and warranties of the Selling Stockholders in this Agreement shall be true and correct, in each case, on and as of the date of the Second Closing as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);
(f)    the Selling Stockholders shall have performed or complied with in all material respects all of their obligations hereunder required to be performed or complied with by each Selling Stockholder at or prior to the Second Closing;

(g)    SGI and, if the Spinoff shall have occurred, A-Mark shall have received a certificate signed by an authorized Person of each Selling Stockholder certifying as to the matters set forth in Sections 4.2(a) and 4.2(b); and
(h)    SGI or A-Mark, as applicable, shall not have notice of an adverse claim on the Securities to be sold at the Second Closing within the meaning of Section 8-105 of the UCC.
4.3    Additional Conditions to the Obligations of the Selling Stockholders. The obligations of the Selling Stockholders to effect the Second Closing shall be subject to the following additional conditions:
(a)    the representations and warranties of SGI and A-Mark contained in this Agreement shall be true and correct, in each case, on and as of the date of the Second Closing as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);
(b)    SGI and A-Mark shall have performed or complied with in all material respects all of its obligations hereunder required to be performed or complied with by it at or prior to the Second Closing; and
(c)    the Selling Stockholders shall have received a certificate, signed by an officer of SGI and, if the Spinoff shall have occurred, A-Mark certifying as to the matters set forth in Sections 4.3(a) and 4.3(b).
ARTICLE V

COVENANTS
5.1    Consents. To the extent required in order to facilitate the Second Closing:
(i)    Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party; (ii) use reasonable best efforts to respond to any inquiries by any Governmental Authority, including the Bankruptcy Court, regarding matters with respect to the transactions contemplated by this Agreement or any agreement or document contemplated hereby; (iii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any agreement or document contemplated hereby; and (iv) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities or other Person that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. The Selling Stockholders will use commercially reasonable efforts to cause the Approval Order to remain in full force and effect to the extent affecting the approval of the execution and performance of this Agreement and the consummation of the transactions contemplated herein. Each party shall cooperate fully with the other parties in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. Notwithstanding the foregoing, nothing contained herein shall require SGI or, if the Spinoff shall have occurred, A-Mark to commence, defend or participate in any litigation or other actions or proceedings (including any derivative lawsuits or other litigation challenging or seeking to enjoin, restrain or delay any of the transactions contemplated by this Agreement) or to pay, commit to pay or incur any costs, fees or expenses in connection with any such required consents or approvals (other than amounts that, in the aggregate, are immaterial).
(j)    All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of a party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Selling Stockholders or SGI or, if the Spinoff shall have occurred, A‑Mark with Governmental Authorities in the ordinary course of business), will be disclosed to the other party hereunder in advance of any filing, submission or attendance. The parties will consult and cooperate with the other parties, and consider in good faith the views of each other, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other parties with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.
5.2    Resignation. Afinsa shall cause Antonio Arenas to have tendered his resignation as a director of SGI on or prior to the date of the Second Closing.
5.3    Publicity. The parties agree that, except as otherwise required by applicable Law, no public release or announcement concerning this Agreement or the transactions contemplated herein shall be made without advance review and approval by each party hereto, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, the parties agree that this Agreement and the transactions contemplated herein may be described in and/or filed with SGI’s, A-Mark’s and the Selling Stockholders’ filings with the SEC and the Selling Stockholders’ filings with the Bankruptcy Court; provided, however, each party will use its commercially reasonable efforts to allow the other party reasonable time to comment on such disclosure in advance of filing with the SEC or the Bankruptcy Court, as the case may be, and the parties will use their commercially reasonable efforts to reach mutual agreement as to the language of such disclosure in advance of filing, it being understood that the final form and content of any such disclosures will be at the final discretion of the party obligated to make such filing.
5.4    Standstill. Neither Selling Stockholder shall, nor shall either Selling Stockholder permit any of their respective Representatives to, directly or indirectly, purchase or sell or offer to purchase or sell any SGI Common Stock (including the Afinsa SGI Shares and Auctentia SGI Shares) or A-Mark Common Stock (including any A-Mark Common Stock distributed in the

Spinoff), any warrants or options to acquire SGI Common Stock or A-Mark Common Stock, any securities convertible into or exchangeable for SGI Common Stock or A-Mark Common Stock, or any other right to acquire or sell SGI Common Stock or A-Mark Common Stock.
ARTICLE VI

TERMINATION
6.1    Termination. This Agreement may be terminated with respect to the obligation of the parties to consummate the Second Closing (but not otherwise) at any time prior to the Second Closing:
(d)    by the mutual written consent of SGI and, if the Spinoff shall have occurred, A-Mark, and the Selling Stockholders;
(e)    by SGI and, if the Spinoff shall have occurred, A-Mark by written notice to the Selling Stockholders if:
(i)    there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Selling Stockholders pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 4.1 or 4.2 and such breach, inaccuracy or failure is incapable of being cured by July 2, 2014 (the “Outside Date”) or, if capable of being so cured, has not been cured by the Selling Stockholders within ten (10) Business Days of the Selling Stockholders’ receipt of written notice of such breach, inaccuracy, or failure of SGI or A‑Mark; provided that (x) such failure shall not be due to the failure of SGI or A-Mark to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing and (y) there is not then a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by SGI or A-Mark pursuant this Agreement that would give rise to the failure of any of the conditions specified in Section 4.1 or 4.3; or
(ii)    any of the conditions set forth in Section 4.1 or 4.2 shall not have been, or it becomes apparent that any of such conditions will not be, satisfied by the Outside Date, unless such failure shall be due to any breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by SGI or A-Mark pursuant to this Agreement;
(f)    by the Selling Stockholders by written notice to SGI and, if the Spinoff shall have occurred, A-Mark if:
(i)    there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by SGI or A-Mark pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 4.1 or 4.3 and such breach, inaccuracy or failure is incapable of being cured by the Outside Date or, if capable of being so cured, has not been cured by SGI or A-Mark within ten (10) Business Days of SGI’s or A-Mark’s receipt of written notice of such breach, inaccuracy, or failure of the Selling Stockholders; provided that (x) such failure shall not be due to the failure of the Selling Stockholders to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing and (y) there is not then a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Selling Stockholders pursuant this Agreement that would give rise to the failure of any of the conditions specified in Section 4.1 or 4.2; or
(ii)    any of the conditions set forth in Section 4.1 or 4.3 shall not have been, or it becomes apparent that any of such conditions will not be, satisfied by the Outside Date, unless such failure shall be due to any breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Selling Stockholders pursuant to this Agreement;
(g)    by SGI and, if the Spinoff shall have occurred, A-Mark, or the Selling Stockholders in the event that: (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement to occur at the Second Closing illegal or otherwise prohibited; (ii) any Governmental Authority shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement to occur at the Second Closing, and such order, decree, injunction or other action shall have become final and non-appealable; or (iii) the Second Closing shall not have occurred prior to the Outside Date (provided that the right to terminate this Agreement pursuant to this Section 6.1(d)(iii) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Second Closing to occur by such time).
6.2    Effect of Termination. In the event of termination of the obligation of the parties to consummate the Second Closing in accordance with this Article VI, no party shall have any liability to any other party for failure to consummate the Second Closing; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach of any provision of this Agreement.
ARTICLE VII

MISCELLANEOUS
7.1    Expenses. All costs and expenses incurred in connection with this Agreement and each other agreement, document and instrument contemplated by this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
7.2    Attorneys’ Fees. In the event that any party institutes any legal suit, action or proceeding, against the other party to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach of this Agreement), the prevailing party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.
7.3    Further Assurances. Each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.
7.4    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by United Parcel Service or Federal Express (receipt requested); or (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.4):
(a)    If to SGI:
Spectrum Group International, Inc.
1063 McGaw
Irvine, CA 92614
Attn: Greg Roberts
Fax: (949) 567-1360
Email: GregR@SpectrumGI.com
- and -
The Special Committee of the Board of Directors of Spectrum Group International, Inc.
1063 McGaw
Irvine, CA 92614
Attn: Jeffrey Benjamin
Fax: (949) 567-1360
Email: jbenjamin@cyruscapital.com
with copies (which shall not constitute notice) to:
Spectrum Group International, Inc.
1063 McGaw
Irvine, CA 92614
Attn: Carol Meltzer, Esq.
Fax: (949) 567-1360
Email: cmeltzer@spectrumgi.com

- and -
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attn: Scott Rosenblum, Esq.
Fax: (212) 715-8000
Email: srosenblum@kramerlevin.com

(b)    If to A-Mark:
A-Mark Precious Metals, Inc.
429 Santa Monica Blvd. Suite 230
Santa Monica, CA 90401
Attn: Greg Roberts
Fax: (310) ___-____
Email: GregR@SpectrumGI.com
with copies (which shall not constitute notice) to:
Spectrum Group International, Inc.
429 Santa Monica Blvd. Suite 230
Santa Monica, CA 90401
Attn: Carol Meltzer, Esq.
Fax: (310) ___-___
Email: cmeltzer@spectrumgi.com
- and -
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attn: Scott Rosenblum, Esq.
Fax: (212) 715-8000
Email: srosenblum@kramerlevin.com

(c)    If to Afinsa or Auctentia:
Afinsa Bienes Tangibles, S.A.
Lagasca 88, 28001
Madrid
Spain
Attn: Administracion Concursal
Fax: (011) 34 915761105
Email: aca@afinsabt.com

with copies (which shall not constitute notice) to:
Benito Aguera Marin
Cl. Bahia de Alicante, 9-1°B
28042 Madrid
Spain
Fax: (011) (34) 917 474 519
Email: benito.aguera@audyco.com

- and -
Javier Diaz–Galvez de la Camara
DLA Piper Spain
Paseo de la Castellana, 35
28046 Madrid
Spain
Fax: (011) (34) 91 319 19 40
Email: Javier.diaz-galvez@dlapiper.com

- and -
Carmen Salvador Calvo
Tesoreria General de la Seguridad Social
Pez Volador, 2
28007 Madrid
Spain
Fax: (011) (34) 91 503 7974
Email: Carmen.salvador@seg-social.es
- and -

Prior to April 15, 2014:
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104-0050
Attn: Spencer Klein, Esq.
Fax: (212) 468-7900
Email: spencerklein@mofo.com
On or after April 15, 2014:
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019
Attn: Spencer Klein, Esq.
Fax: (212) 468-7900
Email: spencerklein@mofo.com

7.5    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
7.6    Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all related exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the related exhibits, the statements in the body of this Agreement shall control.
7.7    Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.
7.8    Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
7.9    Cumulative Remedies. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at Law or in equity or otherwise, subject, however, to Section 6.2.
7.10    Equitable Remedies. Each of the parties hereto acknowledges that a breach or threatened breach by any party of any of their obligations under this Agreement would give rise to irreparable harm to the other parties to this Agreement (in each instance a, “Non-Breaching Party”) for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by a party of any such obligations, any Non-Breaching Party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond), subject, however, to Section 6.2.
7.11    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. None of the parties may assign any of its rights hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section 7.11 shall be null and void. Without limiting the foregoing, no assignment shall relieve the assigning party of any of its obligations hereunder.
7.12    No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
7.13    Governing Law. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.
7.14    Submission to Jurisdiction. Any legal suit, action or proceeding arising out of, based upon or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document in accordance with Section 7.4 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
7.15    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
7.16    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[Remainder of page intentionally left blank;
signatures on next succeeding page.]

IN WITNESS WHEREOF, the parties have executed and delivered this Purchase Agreement on the date first above written.

AFINSA BIENES TANGIBLES, S.A. EN LIQUIDACIÓN

By: /s/ Javier Díaz-Gálvez de la Cámara _________________________________
Name: Javier Díaz-Gálvez de la Cámara
Title: Trustee

By: /s/Benito Agüera Marín _____________________________________
Name: Benito Agüera Marín
Title: Trustee

By: /s/ Carmen Salvador Calvo
__________________________________
Name: Carmen Salvador Calvo
In representation of Tesoreria General del la Seguridad Social
Title: Trustee

AUCTENTIA, S.L.

By: /s/ Javier Díaz-Gálvez de la Cámara __________________________________
Name: Javier Díaz-Gálvez de la Cámara
Title: Joint Administrator

By: /s/Benito Agüera Marín __________________________________
Name: Benito Agüera Marín
Title: Joint Administrator

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO THE PURCHASE AGREEMENT]

SPECTRUM GROUP INTERNATIONAL, INC.

By: /s/ Greg Roberts ___________________________________
Name: Greg Roberts
Title: President and CEO

A-MARK PRECIOUS METALS, INC.

By: /s/ Greg Roberts ____________________________________
Name: Greg Roberts
Title: CEO

[SIGNATURE PAGE TO THE PURCHASE AGREEMENT]

Exhibit A
Approval Order